UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 10, 2014

Protalix BioTherapeutics, Inc.

(Exact name of registrant as specified in its charter)

Florida	001-33357	65-0643773
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2 Snunit Street	20100
Science Park, POB 455
Carmiel, Israel
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code +972-4-988-9488

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders

The 2014 Annual Meeting of Shareholders of Protalix BioTherapeutics, Inc. (the “Company”) was held on November 10, 2014. Holders of 57.6% of the Company's outstanding shares of common stock entitled to vote as of the record date for the meeting participated in person or by proxy.

The matters voted upon at the meeting are set forth below including the number of votes cast for, number of votes cast against or withheld, as applicable, the number of abstentions, the number of broker non-votes and other applicable votes with respect to each such matter.

(1) Election of Directors

	For	Withheld	Broker Non-Votes
Shlomo Yanai	43,970,559	512,076	9,498,432
Moshe Manor	42,850,085	1,632,550	9,498,432
Zeev Bronfeld	35,152,707	9,329,928	9,498,432
Amos Bar Shalev	42,358,303	2,124,332	9,498,432
Yodfat Harel Buchris	42,142,806	2,339,829	9,498,432
Roger D. Kornberg, Ph.D.	29,142,957	15,339,678	9,498,432
Aharon Schwartz, Ph.D.	41,305,902	3,176,733	9,498,432

(2) Approval, on a non-binding, advisory basis, the compensation of the Company’s named executive officers

For	Against	Abstain	Broker Non-Votes
36,072,382	8,366,547	43,706	9,498,432

(3) Approval, on a non-binding advisory basis, the frequency (every one, two or three years) that shareholders of the Company will have a non-binding, advisory vote on the compensation of the Company’s named executive officers

One Year	Two Years	Three Years	Abstain	Broker Non-Votes
41,923,798	274,685	2,193,032	91,120	9,498,432

(4) Approval of an amendment to the Company’s articles of incorporation providing that one-third (1/3) of the votes entitled to be cast on any matter by a voting group shall constitute a quorum of that voting group for action on that matter

For	Against	Abstain	Broker Non-Votes
37,572,751	6,878,159	31,725	9,498,432

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(5) Approval of an amendment to the Company’s 2006 Stock Incentive Plan to increase the number of authorized shares of common stock reserved for issuance under the plan and to amend certain other terms of the plan

For	Against	Abstain	Broker Non-Votes
36,208,885	8,238,765	34,985	9,498,432

(6) Ratification of the appointment of Kesselman & Kesselman as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014

For	Against	Abstain	Broker Non-Votes
52,899,194	98,685	983,188	--

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROTALIX BIOTHERAPEUTICS, INC.

Date: November 12, 2014	By:	/s/ Yossi Maimon
	Name:	Yossi Maimon
	Title:	Vice President and Chief Financial Officer

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